Exhibit 10.1

SHARE EXCHANGE AGREEMENT

Pleasant Kids, Inc.

And

Next Group Holdings, Inc.

August 15, 2015

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 15 day of August, 2015 by and between Pleasant Kids, Inc., a Florida corporation, and its Shareholders (hereinafter together with its subsidiaries referred to as “PLKD”) and Next Group Holdings, Inc., a Florida corporation (“NGH”), which owns Next CALA, Inc. (94%); Meimoun & Mammon, LLC (100%); NxtGn, Inc. (65%); Next Mobile, LLC (100%); and Next Mobile 360, LLC (100%), (NGH hereinafter together with each of the foregoing entities may be referred to collectively as the "NGH Group"), upon the following premises:

Premises

WHEREAS, PLKD is a publicly held corporation organized under the laws of the State of Florida and it intended to develop and distribute bottled water designed for children;

WHEREAS, NGH is a privately held corporation organized under the laws of the State of Florida, and NGH is to be considered as being in the telephonic and communications industry;

WHEREAS, the boards of directors of NGH and PLKD have determined that it is in the best interests of their respective corporations and their respective shareholders that the corporations effect the Share Exchange subject to and on the terms and conditions set forth herein, including PLKD’s acquiring 100% of the issued and outstanding securities of NGH in exchange for the issuance of 75,357,083 shares of PLKD common stock, par value $.001 per share, and 8,600,000 shares of PLKD Series B Preferred Stock, par value $.001 per share as further set forth in this Agreement;

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NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

Section 1.01 Terms of the Deal

(a) PLKD and its Principals, jointly and severally, hereby represent and warrant, to NGH and the Next Group Parties (defined below) the following: (I)As of the date hereof and the Closing, (a) PLKD has 9.5 Billion shares of common stock authorized with a par value of $0.001 (each a "Common Share), of which 14,642,917Common Shares are issued and outstanding; (b) 50,000,000 shares of Series A Preferred are authorized it being understood the Series A Preferred are entitled to vote 25 shares of Common stock per 1 share of Series A Preferred Stock; it being further understood issued and are convertible into Common Stock at a ratio of 25 shares of Common Stock per 1 share of Series A Preferred Stock; it being understood holders of all of the issued and outstanding Series A Preferred will convert to Common Shares as provided below and/or all Series A Preferred will be cancelled and no longer authorized promptly after Closing; and (c)10,000,000 shares of Series B Preferred Stock are authorized and 10,000,000 are issued and outstanding; it being understood the Preferred B Shares are entitled to vote 1,000 shares of Common Stock per 1 share of Series B Preferred Stock and are not convertible into Common Stock; and (ii) PLKD has no options, convertible securities, warrants and/or other rights convertible or exchangeable for stock (common or preferred or otherwise) in PLKD authorized nor issued and outstanding except for (x) $109,110 in Convertible Notes held by LG Capital, Service Trading Company of which $62,000.00 is outstanding, , and (y) approximately $35,000 of Convertible Notes issued to Service Trading Company LLC, and recently raised by Company and thus credited against the $150,000 described below; it being understood that as precondition to Closing all Convertible Notes shall be consolidated and all Converted Notes if converted cannot in the aggregate receive more than 9.9% of the total issued and outstanding Common Shares in PLKD; it being further understood that none of the Convertible Notes are convertible to preferred stock.

(b) As of the Closing (as defined below), PLKD and its directors shall appoint Arik Maimon as Chief Executive Officer, President, and Chairman of the Board of Directors effective immediately as of Closing. The other unfilled Officer and Director positions such as Treasurer, and Secretary, will be appointed by the those person(s) serving as Board of Director(s) of NGH as of the Closing and shall serve at the leisure as board of director members of PLKD. As a precondition to Closing, NGH must receive a commitment of at least $500,000 of debt and/or equity capital raise in a form satisfactory to NGH.

(c) At Closing, NGH shall cause its shareholders to transfer and assign100% of their respective shares in NGH to PLKD in exchange for the issuance of 75,357,083 common shares (subject to restrictions described below) in PLKD by PLKD, which shares represent as of the Closing 75.357% of the total issued and outstanding Common Shares of PLKD on a fully diluted basis including, without limitation, after the conversion and/or cancellation of the Class A Preferred Shares but excluding the Class B Preferred Shares as described below; it being understood that immediately following this exchange PLKD will have a total of 100,000,000 million issued and outstanding Commons Shares on a fully diluted basis. As indicated below, it is the intention that such exchange qualify as tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

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(d) The 75,357,083 common shares in PLKD shall be distributed and issued to and as follows:

Name of Shareholder	No. of Common Shares to be Issued 75,357,083	Percent of Total Shares Issued as part of Exchange
Arik Meimoun	36,364,314	48.256%
Laivi Forta	876,403	1.163%
Natali Dadon	876,403	1.163%
Michael De Prado	6,199,627	8.227%
Ali Guven Kivilcim	7,119,737	9.448%
Huseyin Kizanlikli	21,358,458	28.343%
Vedat Kalkuz	437,825	0.581%
Larry Kolb	437,825	0.581%
David Bernard	876,403	1.163%
Deng Ventures, LLC	591,553	0.785%
Jung M. Park	218,536	0.290%
Totals	75,357,083	100.000%

Each of the shareholders listed in the above table may be referred to herein collectively as the '"Next Group Parties". Laivi Forta, Natali Dadon, David Bernard, Deng Ventures, LLC, and Jung M. Park hereby agree to vote their respective shares in the same manner as voted by Arik Meimoun until either Arik Meimoun no longer has shares in PLKD, the death or disability of Arik Meimoun, or with respect to those shares sold by any of the foregoing.

(e) At Closing, NGH shall cause the Next Class B Group (as defined below) in the percentages indicated in the below table to acquire from Robert Rico and Calvin Lewis, and they hereby agree to sell to the Next Group Parties in such percentages indicated in the table below, 10,000,000 of the PLKD Preferred Class B shares (collectively, the “Class B Shares”) which represents 100% of the total issued and outstanding Preferred Class B shares in PLKD on a on a fully diluted basis free and clear of all liens and restrictions for $115,000 ($150,000 less the $35,000 already paid). Robert Rico and Calvin Lewis, jointly and severally, hereby represent and warrant to PLKD, NGH and the Next Class B Group (who are third party beneficiaries under this Agreement) that they own all of the Class B Shares authorized issued and outstanding free and clear of all liens, claims and encumbrances. The Class B Shares shall be held in escrow by an escrow agent selected by Arik Meimoun until the entire $115,000 has been paid to Robert Rico and Calvin Lewis; it being further understood that the voting powers and other rights relating the Series B Preferred shares while held in escrow belong to the Next Class B Group issued such shares and not the pledge (Robert Rico and Calvin Lewis), unless there is a Class B Default (defined below)which is not cured within 5 business days after receipt of notice of such default; it being understood if there is a Class B Default that is not cured the voting rights of the Class B Shares shall belong to Robert Rico and Calvin Lewis in the following percentages respectively 50% and 50% (“Seller Percentages”). A Class B Default shall mean failure to pay Robert Rico (“Rico”) and Lewis (“Lewis) on a timely basis the payments described in the below portion of this paragraph and Rico and Lewis deliver written notice of such default to the Next Class B Group and a 5 business day opportunity to cure. The $115,000 shall be paid to Rico and Lewis based on their Seller Percentages in the following manner: 23% of any debt or equity capital raised by PLKD, NGH and/or any of the NGH Group during the three month period following Closing. . PLKD and NGH shall cause the recipient of the debt or equity capital (“Recipient”) to disburse such 23% within two business days after receipt by the Recipient to Robert Rico and Calvin Lewis based on their respective Seller Percentages. If the 23% is not timely disbursed, 10% simple annual interest will begin to accrue on the undisbursed amount plus a $500 dollar per day penalty will be owed until the unpaid 23% is disbursed. If Rico and Lewis have not been paid in full during such three (3) month period, then PLKD and NGH shall have 1 year from the end of such 3 month period to pay any portion of the $115,000 which remains outstanding and the Class B Shares held in escrow shall serve as collateral and be considered pledged as security in favor of Rico and Lewis. The parties acknowledge that as of the date hereof, $35,000 of $650,000 has been raised and the entire amount was paid to Mr. Rico and Mr. Lewis. Therefore, the $150,000 owed has been reduced by $35,000 and only $115,000 is outstanding.

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Once the $115,000 has been paid to Rico and Lewis the Class B Shares will be released from escrow and distributed to the Next Class B Group who are as follows and in amounts described in the below table:

Name of Shareholder	No. of Class B Shares to be Issued 10,000,000	Percent of Total Shares Issued as part of Exchange
Arik Meimoun	4,350,000	43.500%
Laivi Forta	100,000	1.000%
Natali Dadon	100,000	1.000%
Michael De Prado	700,000	7.000%
Ali Guven Kivilcim	812,500	8.125%
Huseyin Kizanlikli	2,437,500	24.375%
Larry Kolb	50,000	0.500%
Vedat Kalkuz	50,000	0.500%
PLKD shall redeem for $1 the following Class B Shares and thus following amount shall be authorized but not issued	1,400,000	14.000%
Totals	10,000,000	100.000%

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(f) As of the Closing, the holders of the Preferred Class A shares, will convert into 10,000,000 Common Shares ("Pleasant Kids Parties Common Shares"), divided among the following: 4,000,000 Common Shares shall be registered to Robert Rico; 3,000,000 Common Shares shall be registered to Calvin Lewis; 2,100,000 Common Shares shall be registered to Haim Yeffet; 450,000 Common Shares shall be registered to Jerry Miller; and 450,000 Common Shares shall be registered to Karen Sierra (Rico, Lewis, Yeffet, Miller, and Sierra, all, collectively, the "Pleasant Kids Parties"). The holders of the remaining amount of Preferred Class A Shares shall be redeemed by PLKD for $1 and as of the Closing there will be no Preferred Class A Shares and all Preferred Class A Shares shall be cancelled. PLKD at or shortly after Closing shall amend its articles of incorporation to eliminate Preferred Class A Shares as being authorized. The issuance of the Pleasant Kids Parties Common Shares shall not dilute the Next Group Parties percent ownership of the total issued and outstanding shares on a fully diluted basis in PLKD. To avoid confusion as of and immediately after the closing, the Next Group Parties shall own shares representing 75.357%, the Pleasant Kids Parties shall own shares representing 10% and others shall own the remainder percent (14.643%) of the total issued and outstanding shares of Common Stock based on One Hundred Million Common Stock Shares outstanding in the PLKD. In conjunction with the delivery of the Common Shares to the Pleasant Kids Parties the Company will also deliver all necessary documentation so that the Pleasant Kids Parties can deposit their Common Shares with a broker dealer, (such documentation will include but not be limited to; Board Resolution issuing the shares; Reliance letter, Non-Affiliate Letters, and Affirmation Letters, in each case to the extent accurate and reasonable; it being understood that PLKD shall not have to incur significant expenses to accomplish the foregoing; it being further understood PLKD will not have to make those shares publicly traded). By signing below, the Pleasant Kids Parties hereby irrevocably (coupled with an interest) assign all their voting rights in Common Shares of PLKD to Arik Maimon for as long as they hold the Pleasant Kids Parties Common Shares in the original names; however, as soon as the Pleasant Kids Parties Common Shares are sold the voting rights return to those who acquired the shares; it being understood the Pleasant Kid Parties shall sign voting proxies in a form satisfactory to Arik Meimoun delivering such voting rights to Arik Meimoun; it being understood that failure to sign such voting proxies shall give Arik Meimoun the right to acquire all of the Pleasant Kid Party (who did not sign) shares in PLKD for $1.

(g) The Pleasant Kids Parties hereby agree to the following (the "Leak Out Agreement"): (a) no Pleasant Kid Party shall sell or agree to sell any shares in PLKD for a term of six months from the issuance of the Common Shares (the "Leak Out Period"); (b) no Pleasant Kids Party shall be entitled to nor shall sell more than 10% of the PLKD shares owned (as of the first day of each 30 day period) by such party in any such 30 consecutive day period ("Leak Out Percentage") [As an example, if a shareholder had 12,000,000 shares that shareholder would only be able to sell 1,200,000 shares per 30 day period]; it being understood that the unused or unutilized portion Leak Out Percentage does not rollover to the next 30 day period and cannot be combined. For instance, if on January 1 (first day of 30 day period) shareholder owned 1,000,000 shares then such shareholder may only sell 100,000 during the 30 day period beginning on January 1; and (c) During the Leak Out Period, PLKD will not be permitted to reverse split its common shares and PLKD will have the first right of refusal to purchase the Pleasant Kids Parties Leak Out Percentage for a 20 percent discount to market based on the highest trading price of the Common stock over the 10 trading days prior to the Rights Notice (defined below), during the first 10 days of every month prior to selling to the market.

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(h) The Pleasant Kids Parties hereby represent and warrant to NGH and the Next Group Parties (who are third party beneficiaries to this Agreement) that, as of the date of this Agreement, the Company duly owes the total amount of $108,668 to two officers of the Company, Robert Rico and Calvin Lewis, for funds they from time to time loaned to the Company, and that, of such total amount, $91,693 remains owed to Mr. Rico and $16,975 remains owed to Mr. Lewis (collectively, the "Officer Loan Debts"). The Pleasant Kids Parties, jointly and severally, hereby further represent and warrant to NGH and the Next Group Parties (who are third party beneficiaries of this Agreement) that, as of the date of this Agreement and the Closing, the Company also owes Messrs. Rico and Lewis, collectively, the amount of $203,487 in deferred compensation (the "Deferred Officer Compensation"). Robert Rico and Calvin Lewis hereby jointly and severally represent and warrant to NGH and the Next Group Parties (who are third party beneficiaries of the entire Agreement) that (a) PLKD has no liabilities, claims, and/or obligations (the "Liabilities") except as set forth herein (whether known or unknown, contingent or otherwise) and the $42,000 owed to Frank Iglesias and (b) PLKD is not subject to any claims, leases, obligations, lawsuits, proceedings, investigations, or otherwise , and (c) The total issued and outstanding stock and owners thereof are set forth in Exhibit B and there are no other issued stock and/or convertible securities or options except as specifically described herein. The representations and warranties made by the parties in this Agreement shall survive Closing for 3 years or the applicable statute of limitations period, whichever is longer. The current business (the assets and liabilities, known and unknown) of PLKD which exists immediately prior to the date hereof will be spun off into a new entity of which the Next Group Parties and PLKD shall not receive any ownership interest in such new entity. All Liabilities shall be assumed by the entity taking on the legacy assets and Robert Rico and Calvin Lewis shall cause PLKD to be released from all such Liabilities within six months after the closing. Additionally, Rico and Lewis, shall jointly and severally indemnify and hold harmless PLKD and NGH from any and all liabilities relating to the business of PLKD operating prior to the date hereof and pay any reasonable indemnificable obligation upon reasonable request by PLKD and/or NGH within 10 days of such request even if made in advance. ; it being understood any liabilities not satisfied may be satisfied and reduce the amounts owed to Rico and Lewis dollar for dollar. In the final definitive agreement, Rico and Lewis rather than PLKD will make various representations and warranties relating to claims, liabilities, lawsuits, contracts, debts and so forth. The new entity and Rico and Lewis shall be jointly and severally responsible for any and all tax implications relating to the spin off imposed on the PLKD, NGH or any of this subsidiaries or affiliates.

(i) Upon the completion of the payment of the remaining $115,000 to Messrs. Rico and Lewis, collectively, they shall irrevocably forgive, discharge, cancel, and extinguish 100% of the Officer Loan Debts and 100% the Deferred Officer Compensation in consideration of this Agreement, at the Closing irrevocably selling, convey, and transferring to Messrs. Rico and Lewis, free and clear of any liens and encumbrances, essentially all title, rights, and interest in and appurtenant to all of the legacy assets of Pleasant Kids, Inc. relating to its Alkaline Waters and All Natural Juices products (the "Pleasant Kids Beverage Business"), including, without limitation, all copyrighted, trademarked, website, marketing materials, contracts, and intellectual properties of the Pleasant Kids Beverage Business, and all accounts receivable and accounts payable relating thereto, as well as all existing contracts with Miami Children's Hospital, Milam's Markets IGA, ISSF, Ritz-Carlton, and Sunshine Beverage relating to the Pleasant Kids Beverage Business; and after such spin off the Pleasant Kids Beverage Business shall be owned and operated by Messrs. Rico and Lewis as an entirely separate business with no affiliation to the Company.

(j) Within 72 days of Closing or as required by law, NGH shall provide PLKD and all regulatory authorities of competent jurisdiction and purview with audited financial statements as required by the rules and regulations promulgated by the Securities and Exchange Commission and other applicable laws and regulations.

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(k)  Following the delivery of the audited financials, PLKD shall begin the process of changing its name to Next Group Holdings, or a similar name which does not include any or all of the words ''Pleasant Kids".

(l) Before the legal deadlines for such filings, PLKD shall file all required documentation with the Securities and Exchange Commission, FINRA, and such other regulatory bodies as necessary and required to legally effect the transactions contemplated herein.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NGH

As an inducement to, and to obtain the reliance of PLKD, NGH represents and warrants as follows:

Section 2.01 Organization.  NGH is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or other jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the NGH Schedule 2.01 are complete and correct copies of the Articles of Incorporation and Bylaws of NGH as currently in effect.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of NGH's Articles of Incorporation.  NGH has taken all actions required by law, its Articles of Incorporation, or otherwise, to authorize the execution and delivery of this Agreement.  NGH has full power, authority, and legal right and has taken all action required by law, it’s Articles of Incorporation, and otherwise, to consummate the transactions herein contemplated.

Section 2.02 Capitalization.  The authorized capitalization of NGH consists of 1,000,000 shares of common stock, and no shares of preferred stock, of which 860,000common shares are currently issued and outstanding and -0- shares of preferred stock are currently issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations.  NGH does not have any predecessor corporation(s), but does have ownership interests in the following entities and the percentage ownership next to it: (Next CALA, Inc. (94%); Meimoun & Mammon, LLC (100%); NxtGn, Inc. (65%); Next Mobile, LLC (100%); and Next Mobile 360, LLC (100%)) as further disclosed on Schedule 2.03, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 2.03.  The term Next Group for purposes of this Agreement includes NGH and those entities it has an ownership interest in.

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Section 2.04 Financial Statements.

(a) Included in the Next Group Schedule2.04 are (I) the audited balance sheets and the related statements of operations of Next Group as of and for the period ended December 31, 2013 and 2014 and unaudited balance sheets and the related statements of operations of NGH as of and for the period ended June 30, 2015.

(b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Next Group balance sheets present a true and fair view as of the date of such balance sheet of the financial condition of Next Group.  Next Group did not have, as of the date of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Next Group in accordance with generally accepted accounting principles.

(c) NGH has filed all federal, state or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

Section 2.06 Options or Warrants.  On the Closing Date, there will be no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued common stock of NGH.

Section 2.11 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which NGH is a party or to which any of its properties or operations are subject.

Section 2.13 Compliance With Laws and Regulations.  Except as set forth in the NGH Schedule 2.13, to the best of its knowledge, NGH has complied with all applicable statutes and regulations of any federal, state, local or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of NGH or except to the extent that noncompliance would not result in the occurrence of any material liability for NGH.

Section 2.15 Approval of Agreement.  The board of directors of NGH has authorized the execution and delivery of this Agreement by NGH and has approved this Agreement and the transactions contemplated hereby, and will recommend to the NGH Shareholders that the Exchange be accepted by them.

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Section 2.18 NGH Schedules.  NGH has delivered or shall deliver to PLKD the schedules described herein, which are collectively referred to as the " NGH Schedules"

NGH shall cause the NGH Schedules and the instruments and data delivered to PLKD hereunder to be promptly updated after the date hereof up to and including the Closing.

It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by NGH.  NGH shall have until August 30, 2015, to provide such schedules.

Section 1.20 Valid Obligation.  This Agreement and all agreements and other documents executed by NGH in connection herewith constitute the valid and binding obligation of NGH, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.21 Securities Law Representations.  The stockholders of NGH will agree in writing to acquire the shares of PLKD common stock for investment purposes only, for their own account and not with an intention of distribution as contemplated by the provisions of Section 2(11) of the Securities Act of 1933 (“Securities Act”).  The stockholders of NGH will represent in writing that they are each an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.  Such shares of PLKD common stock are “restricted securities,” as that term is defined in Rule 501(a) of the Securities Act, and the certificates evidencing such shares shall bear customary restrictive transfer legends and be subject to stop-transfer instructions.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PLKD

As an inducement to, and to obtain the reliance of NGH and the Next Group Parties, except as set forth in the PLKD Schedules (as hereinafter defined), PLKD, Rico and Lewis, jointly and severally, represent and warrant as follows:

Section 2.01 Organization.  PLKD is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the PLKD Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of PLKD as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of PLKD's Articles of Incorporation or Bylaws.  PLKD has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and PLKD has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, or otherwise to consummate the transactions herein contemplated. Need copies of everything here like you originally asked of ngh like articles and so forth

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Section 2.02 Capitalization.  PLKD's authorized capitalization as of the Closing consists of 9,500,000,000 shares of common stock, par value $.001, of which 14,642,917 shareare issued and outstanding, 50,000,000 shares of Series A Preferred Stock, par value $.001, of which 50,000,000 shares are issued and outstanding, and 10,000,000 shares of Series B Preferred Stock, par value $.001, of which 10,000,000 shares are issued an outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations.  PLKD's subsidiaries are disclosed in Schedule 2.03.  For purposes hereinafter, the term "PLKD" also includes those subsidiaries, if any, set forth on Schedule 2.03.

Section 2.04 Securities Filings; Financial Statements.

(a)   Since February 27, 2008, PLKD has timely filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (“SEC”), and has heretofore delivered to NGH, in the form filed with the SEC, (i) all quarterly and annual reports on Forms 10-Q (or 10-QSB) and 10-K (or 10-KSB) filed since February 27, 2008, and (ii) all other reports filed by PLKD with the SEC since February 27, 2008 (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Exchange Act of 1934, as appropriate, and (ii) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were madeSection 2.05 Options or Warrants.  There are no, and as of Closing there will be no, existing options, warrants, calls, or commitments of any character relating to the authorized and unissued securities of PLKD.

Section 2.06 Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge PLKD after reasonable investigation, threatened by or against PLKD or affecting PLKD or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.06.  PLKD has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.07 Material Contract Defaults.  PLKD is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of PLKD and there is no event of default in any respect under any such contract, agreement, lease, or other commitment in respect of which PLKD has not taken adequate steps to prevent such a default from occurring.

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Section 2.08 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which PLKD is a party or to which any of its assets or operations are subject.

Section 2.09 Governmental Authorizations.  PLKD has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by PLKD of this Agreement and the consummation by PLKD of the transactions contemplated hereby.

Section 2.10 Compliance With Laws and Regulations.  To the best of its knowledge, PLKD has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of PLKD or except to the extent that noncompliance would not result in the occurrence of any material liability.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities and corporation authorities.

 Section 2.11 Approval of Agreement.  The board of directors of PLKD has authorized the execution and delivery of this Agreement by PLKD and has approved this Agreement and the transactions contemplated hereby and, if necessary and appropriate, will recommend to its shareholders that they approve this Agreement and the transactions contemplated hereby.

Section 2.12 Continuity of Business Enterprises.  PLKD has no commitment or present intention to liquidate PLKD or sell or otherwise dispose of a material portion of PLKD's business or assets until following the consummation of the transactions contemplated hereby.

Section 2.13 Valid Obligation.  This Agreement and all agreements and other documents executed by PLKD in connection herewith constitute the valid and binding obligation of PLKD, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE III

THE SHARE EXCHANGE

Section 3.01 The Share Exchange.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), PLKD will acquire 100% of the issued and outstanding securities of NGH in exchange for the issuance of 75,357,083shares of PLKD common stock, par value $.001 per share, and 8,600,000 shares of PLKD Series B Preferred Stock, par value $.001 per share, and the payment of $150,000 ($35,000 already paid) to Robert Rico and Calvin Lewis

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Section 3.02 Closing.  The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date, at such place and at such time as the parties may agree ("Closing Date"), but not later than August 15, 2015, subject to the completion of the NGH Public Company Accounting Oversight Board (“PCAOB”) approved audit and the right of PLKD to extend such Closing Date by up to an additional sixty days.   AND CONDITIONS UNDER THIS AGREEMENT.

Section 3.03 Closing Events.  At the Closing, PLKD, NGH and each of the Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04 Termination.

(a)	This Agreement may be terminated by the board of directors of either PLKD or NGH at any time prior to the Closing Date if:

i.	there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Share Exchange; or

ii.	any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Share Exchange.

In the event of termination pursuant to this paragraph (a) of Section 3.04, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

(b)	This Agreement may be terminated by the board of directors of PLKD at any time prior to the Closing Date if:

i.	there shall have been any change after the date of the latest balance sheet of NGH in the assets, properties, business, or financial condition of NGH, which could have a materially adverse effect on the financial statements of NGH listed in Section 1.04(a) taken as a whole, except any changes disclosed in the NGH Schedules;

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ii.	the board of directors of PLKD determines in good faith that one or more of NGH's conditions to Closing in Article V has not occurred, through no fault of NGH;

iii.	NGH shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of NGH contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten days after written notice thereof.

If this Agreement is terminated pursuant to this paragraph (b)(i), (ii) or (iii) of  Section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except  that NGH shall bear its own costs in connection with the negotiation, preparation, and execution of this Agreementand qualifying the offer and sale of securities to be issued in the Share Exchange under the registration requirements, or an exemption from the registration requirements, of state and federal securities laws.

(b)	This Agreement may be terminated by the board of directors of NGH at any time prior to the Closing Date if:

i	PLKD shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of PLKD or rico or lewis contained herein shall be inaccurate in any respect, here such noncompliance or inaccuracy has not been cured within ten days after written notice thereof.

Conditions of this deal not met

match plkd

If this Agreement is terminated pursuant to this paragraph (c) of Section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that PLKD shall bear its own costs incurred in connection with the negotiation, preparation and execution of this Agreement.

ARTICLE IV

SPECIAL COVENANTS

Section 4.01 Access to Properties and Records.  PLKD will afford to NGH the officers and authorized representatives of the other full access to the properties, books and records of PLKD in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and will furnish the other with such additional financial and operating data and other information as to the business and properties of PLKD as the other shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

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Section 4.02 Delivery of Books and Records.  At the Closing, NGH shall deliver to PLKD the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of NGH and NGH, Inc., its subsidiary, now in the possession of NGH or its representatives.

Section 4.03 Third Party Consents and Certificates.  PLKD and NGH agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Consent of NGH Shareholders.  NGH shall use its best efforts to obtain the consent of all NGH shareholders to participate in the Share Exchange.

Section 4.05 Actions Prior to Closing.

(a)	From and after the date of this Agreement until the Closing Date and except as set forth in the NGH Schedules or as permitted or contemplated by this Agreement, PLKD (subject to paragraph (d) below) and NGH respectively, will each:

i.	carry on its business in substantially the same manner as it has heretofore;

ii.	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

iii.	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

iv.	perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

v.	use its best efforts, taking into account its cash situation, to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

vi.	fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)	From and after the date of this Agreement until the Closing Date, neither PLKD nor NGH will:

i.	make any changes in their articles of incorporation or bylaws; or

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ii.	(ii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

Section 4.06 Sales Under Rule 144, If Applicable.

(a)	PLKD will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

(b)	Upon being informed in writing by any such person holding restricted stock of PLKD that such person intends to sell any shares under Rule 144 of the Securities Act of 1933 (including any rule adopted in substitution or replacement thereof), PLKD will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act, in satisfaction of the current public information condition of Rule 144.

(c)	If any certificate representing any such restricted stock is presented to PLKD's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s), in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to PLKD and its counsel that the transfer has complied with the requirements of Rule 144, PLKD will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, free of any stop transfer order or restrictive legend. The provisions of this Section 4.06 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

Section 4.07 Indemnification.

(a)	NGH hereby agrees to indemnify PLKD and each of the officers, agents and directors of PLKD as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

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(b)	PLKD same for rico and lewis hereby agrees to indemnify NGH and each of the officers, agents, and directors of NGH as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense (including atty fees and costs) whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement, liabilities of plkd not being assumed, taxes, …. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement. Must advance the money

Section 4.08 Management.

(a)	On the Closing date, PLKD’s board of directors shall thereafter appoint Arik Maimon, to the PLKD board of directors; after which the current officers and directors (Robert Rico, Calvin Lewis, Ken Weidrich) will resign from their positions with PLKD.

(b)	On the Closing date, the newly comprised board of directors shall appoint Arik Maimon as Chief Executive Officer, and President, and such other officer as they deem necessary or appropriate.

ARTICLE V

UNITED STATES INCOME TAX TREATMENT

Section 5.01 United States Income Tax Treatment.

For all United States income tax purposes, the Parties intend for the Share Exchange to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code. The Parties shall report the Share Exchange for all United States income tax purposes consistent therewith, and shall not take any position inconsistent with this Section 4.1 in the course of any tax audit, tax review or tax litigation matter relating hereto.

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ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF PLKD

The obligations of PLKD under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants.  The representations and warranties made by NGH in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  NGH shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by NGH prior to or at the Closing.  PLKD shall be furnished with a certificate, signed by a duly authorized executive officer of NGH and dated the Closing Date, to the foregoing effect.

Section 6.02 Officer’s Certificate.  PLKD shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of NGH to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of NGH threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the NGH Schedules, by or against NGH, which might result in any material adverse change in any of its assets, properties, business, or operations.

Section 6.03 No Material Adverse Change Prior to the Closing Date.  There shall not have occurred any change in the financial condition, business, or operations of NGH, nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by PLKD using the criteria set forth in Section 1.18.

Section 6.04 Good Standing.  NGH shall have received a certificate of good standing from the State of Florida, as of a date within ten days prior to the Closing Date, certifying that NGH is in good standing as a corporation in the State of Florida.

Section 6.05 Approval by NGH Shareholders.  The Share Exchange shall have been accepted, and shares delivered in accordance with Section 3.01, by the holders of not less than 90% of the outstanding common stock of NGH unless a lesser number is agreed to by PLKD.

Section 6.06 No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.07 Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of PLKD, NGH and NGH, Inc. after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.08 Other Items.

(a)	PLKD shall have received a list of NGH, Inc.'s shareholders containing the name, address, and number of shares held by each accepting NGH, Inc. shareholder as of the date of Closing, certified by an executive officer of NGH as being true, complete and accurate; and

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(b)	PLKD shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as PLKD may reasonably request.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF NGH

The obligations of NGH under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations and Performance of Covenants.  The representations and warranties made by PLKD in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.

Section 7.02 Officer’s Certificate.  NGH shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of PLKD, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of PLKD threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or by or against PLKD which might result in any material adverse change in any of its assets, properties or operations.

Section 7.03 No Material Adverse Change Prior to the Closing Date.  There shall not have occurred any change in the financial condition, business or operations of PLKD that is determined to be unacceptable by NGH.

Section 7.04 Good Standing.  NGH shall have received a certificate of good standing from the Secretary of State of the State of Florida or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that PLKD is in good standing as a corporation in the State of Florida.

Section 7.05 No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.06 Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of PLKD, NGH and NGH, Inc. after the Closing Date on the basis as presently operated shall have been obtained.

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Section 7.07 Other Items.  NGH shall have received such further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as NGH may reasonably request.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Brokers.  PLKD and NGH agree that, except as set out on Schedule 8.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  PLKD and NGH each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02 Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Florida and the laws of the State of Florida, without giving effect to principles of conflicts of law thereunder.  Each of PLKD and NGH irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the United States District Court for the District of Florida.

Section 8.03 Notices.  Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by facsimile, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to PLKD, to:

Robert Rico

C/O Pleasant Kids, Inc.

2600 W. Olive Avenue,

SFBurbank, California 95150

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If to NGH, to:

Arik Maimon, CEO

Next Group Holdings, Inc.

1111 Brickell Avenue, Suite 2200

Miami, Florida 33131

With copies (that shall not constitute notice) to:

Law Office of Andrew Coldicutt

Attn: Andrew Coldicutt

1220 Rosecrans Street, PMB 258

San Diego, CA 92106

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by facsimile and receipt is confirmed by telephone, and (iv) three days after mailing, if sent by registered or certified mail.

Section 8.04 Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.05 Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

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Section 8.06 Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its agents and advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one business day prior to the release thereof.

Section 8.07 Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 8.08 Third Party Beneficiaries.  This contract is strictly between PLKD and NGH, and, except as specifically provided, no director, officer, stockholder (other than the NGH, Inc. shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.09 Expenses.  Subject to Sections 3.05 and 8.04 above, whether or not the Share Exchange is consummated, each of PLKD and NGH will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Share Exchange or any of the other transactions contemplated hereby.

Section 8.10 Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.11 Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 8.12 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.  For purposes of this Agreement, facsimile signatures shall be deemed original signatures.

Section 8.13 Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party for whose benefit the provision is intended.

Section 8.14 Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers, as of the date first-above written.

est:

By:	/s/ Calving Lewis	By:	/s/ Robert Rico

Calvin Lewis, Individually and President of Pleasant Kids, Inc.		Robert Rico, Individually and as Chief Executive Officer of Pleasant Kids, Inc.

Next Group Holdings, Inc.

By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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